UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2006

MATERIAL SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2006, the Compensation, Organization and Corporate Governance Committee (the “Committee”) of Material Sciences Corporation (the “Company”) approved the issuance of restricted shares (“Restricted Shares”) of the Company’s common stock, $0.02 par value (the “Common Stock”), and the grant of options to purchase shares of Common Stock (“Stock Options”), to certain key employees of the Company pursuant to the Company’s 1992 Omnibus Stock Awards Plan for Key Employees (the “1992 Plan”).

As provided in the 1992 Plan, the awards of Restricted Shares are subject to the vesting and other restrictions provided for in the form of Restricted Stock Award Agreement (the “Restricted Shares Agreement”) attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. Pursuant to the Restricted Shares Agreement, the Restricted Shares will vest if the cumulative after-tax net income per diluted share is at least $1.62 (the “Target”) for the fiscal years ended February 28, 2007, February 29, 2008 and February 28, 2009. The Committee may change the Target in the event of unforeseen events, such as changes in law, accounting principles or a merger, acquisition, divestiture or other significant transaction. Upon a change of control of the Company or the employee’s death, permanent disability, retirement at or after age 65 or termination of the employee’s employment by the Company without cause, the employee will be vested in a pro rata share of his or her Restricted Shares if the Company is projected to meet the Target based on its financial performance through the fiscal quarter preceding (or coincident with) the employee’s termination. Upon the employee’s resignation or termination of the employee’s employment by the Company for cause, the employee will forfeit his or her unvested Restricted Shares.

Unless the transfer of Restricted Shares by an employee is to a family member, the Restricted Shares may generally not be sold, transferred or pledged until they are vested and the employee has satisfied share retention guidelines set by the Committee, the employee’s employment terminates or the employee has an unforeseeable emergency.

As provided in the 1992 Plan, the Stock Options are subject to the terms and restrictions provided for in the form of Non-Qualified Stock Option Agreement (the “Stock Option Agreement”) attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference. Pursuant to the Stock Option Agreement, the exercise price at which an employee may purchase a share of Common Stock pursuant to a Stock Option will be the greater of $12.75 or the fair market value of the Common Stock on the Stock Option grant date. A Stock Option will terminate on the fifth anniversary of such grant date. An employee will become vested in his or her Stock Options on the third anniversary of the grant date, if the employee is continuously employed by the Company from the grant date until such third anniversary. Upon a change of control of the Company or the employee’s death, permanent disability, retirement at or after age 65 or termination of the employee’s employment by the Company without cause, an employee will become vested in a pro rata portion of his or her Stock Options. Upon a voluntary termination of employment or termination of employment by the Company for cause, an employee will lose the right to exercise his or her vested Stock Options 30 days after such termination (or upon termination of the Stock Options due to the occurrence of the fifth anniversary of the Stock Option grant date, if earlier). If an employee’s employment is terminated by the Company without cause or due to death, permanent disability or retirement after age 65, the employee will have up to three years to exercise his or her vested Stock Options, but cannot exercise the Stock Options after they expire (i.e. the fifth anniversary of the grant date).

The description in this Item 1.01 of the 1992 Plan, the Restricted Shares Agreement and the Stock Option Agreement is qualified in its entirety by reference to the full text of the 1992 Plan which is attached as Exhibit 4.1 to Form S-8 (No. 333-47536) that the Company filed with the Securities and Exchange Commission on October 6, 2000 and incorporated herein by reference and the full text of the Restricted Shares Agreement and the Stock Option Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not applicable.

(b)	Pro Forma Financial Information – Not applicable.

(c)	Shell Company Transactions – Not applicable.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Form of Material Sciences Corporation Restricted Stock Award Agreement under the 1992 Omnibus Stock Awards Plan for Key Employees.

10.2	Form of Material Sciences Corporation Non-Qualified Stock Option Agreement under the 1992 Omnibus Stock Awards Plan for Key Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2006

MATERIAL SCIENCES CORPORATION
(Registrant)

By:	/s/ CLIFFORD D. NASTAS
Name:	Clifford D. Nastas
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Form of Material Sciences Corporation Restricted Stock Award Agreement under the 1992 Omnibus Stock Awards Plan for Key Employees.

10.2	Form of Material Sciences Corporation Non-Qualified Stock Option Agreement under the 1992 Omnibus Stock Awards Plan for Key Employees.